Tortoise Capital Resources Corp. Releases Fiscal 2009 Third Quarter Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – Oct. 12, 2009 – Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that on Friday, Oct. 9, 2009 it filed its Form 10-Q for its third quarter ended Aug. 31, 2009.

Recent Highlights

•	Net assets of $79.1 million or $8.76 per share as of Aug. 31, 2009
•	Total assets of $85.8 million as of Aug. 31, 2009
•	Distributable cash flow (DCF) of $1.2 million for the fiscal quarter ended Aug. 31, 2009
•	Third quarter 2009 distribution of $0.13 per share paid Sept. 1, 2009
•	Credit facility balance of $4.6 million as of Oct. 12, 2009

Performance Review

On Sept. 1, 2009, the company paid a distribution of $0.13 per common share, the same amount paid last quarter. The company determines the amount of distributions paid to stockholders based on DCF which is distributions received from investments less total expenses. Two portfolio companies, High Sierra Energy, LP (High Sierra) and EV Energy Partners, L.P., increased their cash distributions to common unitholders this quarter.  VantaCore Partners LP (VantaCore) reduced its cash distribution this quarter by approximately five percent to its minimum quarterly distribution rate.

Leverage

On Aug. 20, 2009, the company entered into a six-month extension of its amended credit facility through Feb. 20, 2010.  The balance outstanding on the credit facility at Oct. 12, 2009 was $4.6 million.  The company does not expect any future leverage reductions to materially impact its distribution paying capacity.

Net Asset Value

At Aug. 31, 2009, the company’s net asset value was $8.76 per share compared to $8.91 per share at May 31, 2009.  The decrease in net asset value is primarily the result of an overall net decrease in the fair value of the company’s private investments.

Portfolio Review

As of Aug. 31, 2009, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $78.3 million, including equity investments of $69.5 million and debt investments of $8.8 million. The portfolio consists of 61 percent midstream and downstream investments, 5 percent upstream investments, and 34 percent in aggregates and coal.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Aug. 31, 2009 was 6.5 percent.

The fair value of High Sierra and International Resource Partners LP increased this quarter due in part to improved operating performance and/or peer multiples.  The fair value of Mowood, LLC also increased this quarter and it continues to explore strategic alternatives based on growth opportunities at its Timberline subsidiary.  The fair value of Abraxas Energy Partners, L.P. (Abraxas Energy), Quest Midstream Partners, L.P. (Quest Midstream) and VantaCore declined this quarter due to company and/or market-specific issues.  VantaCore’s fair value was adversely affected by its decision to reduce its quarterly cash distribution to common unitholders and to suspend its distribution to certain subordinated unitholders in light of reduced distributable cash flow projections in 2009.   Quest Midstream and Abraxas Energy announced intentions to merge or recombine with their respective affiliated public entities, which would likely provide liquidity for the company’s investments in the future.  On October 6, 2009, Quest Resources Corp. (NASDAQ: QRCP) and Quest Energy Partners L.P. (NASDAQ: QELP) filed a Form S-4 Registration Statement to recombine with Quest Midstream as the newly-formed PostRock Energy Corporation, which is expected to be listed on the NASDAQ under the symbol “PSTR.”  The recombination is subject to the satisfaction of a number of conditions. On October 5, 2009, Abraxas Petroleum Corp. (NASDAQ: AXAS) (Abraxas Petroleum) closed its merger with Abraxas Energy.  Under the terms of the merger agreement, the company will receive 4.25 shares of Abraxas Petroleum in exchange for each common unit of Abraxas Energy it owns, which equates to approximately 1,946,377 Abraxas Petroleum shares.  These shares are subject to an initial 90 day lock-up period followed by a multi-year staggered lock-up period.

Earnings Call

The company will host a conference call at 4 p.m. CDT on Monday, Oct. 12, 2009 to discuss its financial results for the fiscal quarter ended Aug. 31, 2009. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (866) 225-8754

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 7:00 p.m. CDT on Oct.12, 2009 and continuing until 11:59 p.m. CDT Oct. 26, 2009, by dialing (800) 406-7325 (U.S./Canada).  The replay access code is 4075823#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Oct. 12, 2010.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream and coal/aggregate segments, of the U.S. energy infrastructure sector.

About Tortoise Capital Advisors
Tortoise is an investment manager specializing in listed energy infrastructure, such as pipeline and power companies.   As of Sept. 30, 2009, the adviser had approximately $2.4 billion of assets under management in five NYSE-listed investment companies and private accounts. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement.  Any distribution paid in the future to our stockholders will depend on the actual performance of the company’s investments, its costs of leverage and other operating expenses and will be subject to the approval of the company’s Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	August 31, 2009	November 30, 2008
	(Unaudited)
Assets
Investments at fair value, control (cost $28,735,949 and $30,418,802, respectively)	$32,818,564	$30,213,280
Investments at fair value, affiliated (cost $53,091,607 and $56,662,500, respectively)	39,230,799	48,016,925
Investments at fair value, non-affiliated (cost $15,176,862 and $49,760,304, respectively)	8,439,970	27,921,025
Total investments (cost $97,004,418 and $136,841,606, respectively)	80,489,333	106,151,230
Income tax receivable	-	212,054
Receivable for investments sold	65,104	-
Receivable for Adviser expense reimbursement	53,596	88,925
Interest receivable from control investments	68,200	76,609
Dividends receivable	255	696
Deferred tax asset, net	5,067,908	5,683,747
Prepaid expenses and other assets	43,966	107,796
Total assets	85,788,362	112,321,057

Liabilities
Base management fees payable to Adviser	321,578	533,552
Distribution payable to common stockholders	1,173,679	-
Accrued expenses and other liabilities	216,398	362,205
Short-term borrowings	5,000,000	22,200,000
Total liabilities	6,711,655	23,095,757
Net assets applicable to common stockholders	$79,076,707	$89,225,300

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at August 31, 2009 and November 30, 2008
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,028,301 shares issued and outstanding at August 31, 2009 and 8,962,147 issued and outstanding at
November 30, 2008 (100,000,000 shares authorized)	9,028	8,962
Additional paid-in capital	102,817,178	106,869,132
Accumulated net investment loss, net of income taxes	(3,728,613)	(2,544,267)
Accumulated realized gain (loss), net of income taxes	(14,316,148)	6,364,262
Net unrealized depreciation of investments, net of income taxes	(7,075,438)	(22,843,489)
Net assets applicable to common stockholders	$79,076,707	$89,225,300

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$8.76	$9.96

	For the three months ended	For the three months ended	For the nine months ended	For the nine months ended
Distributable Cash Flow	August 31, 2009	August 31, 2008	August 31, 2009	August 31, 2008

Total from Investments
Distributions from investments	$1,635,662	$2,734,812	$6,179,444	$8,129,460
Distributions paid in stock (1)	-	621,122	-	1,558,842
Interest income from investments	201,918	269,235	605,916	884,588
Dividends from money market mutual funds	304	3,643	1,449	6,770
Other income	15,000	-	45,000	28,987
Total from Investments	1,852,884	3,628,812	6,831,809	10,608,647

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	267,982	504,109	877,111	1,483,483
Other operating expenses (excluding capital gain incentive fees)	266,601	253,236	720,196	766,032
Total Operating Expenses	534,583	757,345	1,597,307	2,249,515
Distributable cash flow before leverage costs	1,318,301	2,871,467	5,234,502	8,359,132
Leverage Costs	134,987	395,791	562,945	1,329,289
Distributable Cash Flow	$1,183,314	$2,475,676	$4,671,557	$7,029,843

Distributions paid on common stock	$1,173,679	$2,356,874	$4,405,226	$6,901,553

Payout percentage for period (2)	99%	95%	94%	98%

DCF/GAAP Reconciliation
Distributable Cash Flow	$1,183,314	$2,475,676	$4,671,557	$7,029,843
Adjustments to reconcile to Net Investment Income, before Income Taxes
Distributions paid in stock (1)	-	(621,122)	56,514	(1,558,842)
Pro Forma distribution on new investment (3)	-	(254,215)	-	(254,215)
Return of capital on distributions received from equity investments	(1,075,398)	(2,306,739)	(5,792,784)	(6,497,044)
Capital gain incentive fees	-	340,369	-	(747,134)
Net Investment Income (Loss), before Income Taxes	$107,916	$(366,031)	$(1,064,713)	$(2,027,392)

(1) The only distributions paid in stock for the nine months ended August 31, 2009 were from Abraxas Energy Partners, L.P. which were paid in stock as a result of credit constraints and therefore were not included in DCF. Distributions paid in stock for the three and nine months ended
August 31, 2008 include shares received from High Sierra Energy, LP as a distribution received in lieu of cash.
(2) Distributions paid as a percentage of Distributable Cash Flow.
(3) Consists of $254,215 as pro forma distribution on new investment in VantaCore Partners, LP common units.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended August 31, 2009	For the three months ended August 31, 2008	For the nine months ended August 31, 2009	For the nine months ended August 31, 2008
Investment Income
Distributions from investments
Control investments	$555,879	$347,500	$1,714,309	$975,001
Affiliated investments	856,891	1,139,402	2,522,267	4,499,082
Non-affiliated investments	222,892	993,695	1,999,382	2,401,162
Total distributions from investments	1,635,662	2,480,597	6,235,958	7,875,245
Less return of capital on distributions	(1,075,398)	(2,306,739)	(5,792,784)	(6,497,044)
Net distributions from investments	560,264	173,858	443,174	1,378,201
Interest income from control investments	201,918	269,235	605,916	884,588
Dividends from money market mutual funds	304	3,643	1,449	6,770
Fee income	15,000	-	45,000	-
Other income	-	-	-	28,987
Total Investment Income	777,486	446,736	1,095,539	2,298,546

Operating Expenses
Base management fees	321,578	604,930	1,052,533	1,780,179
Capital gain incentive fees (Note 4)	-	(340,369)	-	747,134
Professional fees	176,947	153,157	451,056	469,039
Administrator fees	15,007	27,930	49,118	82,488
Directors' fees	22,080	22,181	65,817	66,927
Reports to stockholders	15,409	13,057	45,890	39,028
Fund accounting fees	8,032	8,652	24,772	25,690
Registration fees	7,891	7,458	23,501	22,292
Custodian fees and expenses	5,315	5,545	13,075	14,914
Stock transfer agent fees	3,556	3,403	10,140	10,172
Other expenses	12,364	11,853	36,827	35,482
Total Operating Expenses	588,179	517,797	1,772,729	3,293,345
Interest expense	134,987	395,791	562,945	1,329,289
Total Expenses	723,166	913,588	2,335,674	4,622,634
Less expense reimbursement by Adviser	(53,596)	(100,821)	(175,422)	(296,696)
Net Expenses	669,570	812,767	2,160,252	4,325,938
Net Investment Income (Loss), before Income Taxes	107,916	(366,031)	(1,064,713)	(2,027,392)
Deferred tax benefit (expense)	(26,733)	139,090	(119,633)	770,408
Net Investment Income (Loss)	81,183	(226,941)	(1,184,346)	(1,256,984)

Realized and Unrealized Gain (Loss) on Investments
Net realized gain (loss) on investments, before income taxes	(10,756,469)	2,224,706	(18,591,444)	2,224,706
Deferred tax expense	(1,468,249)	(845,388)	(2,088,966)	(845,388)
Net realized gain (loss) on investments	(12,224,718)	1,379,318	(20,680,410)	1,379,318
Net unrealized appreciation of control investments	1,130,654	234,767	4,288,137	238,103
Net unrealized appreciation (depreciation) of affiliated investments	(311,350)	641,373	(5,215,233)	10,390,990
Net unrealized appreciation (depreciation) of non-affiliated investments	9,907,190	(3,309,808)	15,102,387	(5,065,454)
Net unrealized appreciation (depreciation), before income taxes	10,726,495	(2,433,668)	14,175,291	5,563,639
Deferred tax benefit (expense)	1,319,533	924,795	1,592,760	(2,114,182)
Net unrealized appreciation (depreciation) of investments	12,046,028	(1,508,873)	15,768,051	3,449,457
Net Realized and Unrealized Gain (Loss) on Investments	(178,690)	(129,555)	(4,912,359)	4,828,775

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$(97,507)	$(356,496)	$(6,096,705)	$3,571,791

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$(0.01)	$(0.04)	$(0.68)	$0.40

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,014,094	8,893,866	8,997,031	8,876,079